(Multicurrency--Cross Border)

                                                                 ISDA(R)
                                             International Swap Dealers Association, Inc.

                                                           MASTER AGREEMENT

                                                     dated as of February 28, 2006

                                                     and
     Credit Suisse International                                      Wells Fargo Bank, not in its individual
             ("Party A")                                             capacity but solely as trust administrator
                                                                     for Adjustable Rate Mortgage Trust 2006-2
                                                                                    ("Party B")

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.       Interpretation

(a)      Definitions.  The terms defined in Section 14 and in the Schedule will have the meanings therein  specified for the purpose of this Master Agreement.

(b)      Inconsistency.  In the event of any  inconsistency  between the  provisions  of the Schedule and the other  provisions of this
Master  Agreement,  the Schedule will prevail.  In the event of any  inconsistency  between the provisions of any Confirmation and this
Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)      Single  Agreement.  All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.       Obligations

(a)      General Conditions.

(i)      Each  party  will make each  payment  or  delivery  specified  in each  Confirmation  to be made by it,  subject  to the other provisions of this Agreement.

(ii)     Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant  Confirmation or otherwise pursuant to this Agreement,  in freely  transferable funds and in the manner  customary for payments in the required  currency.  Where  settlement is by delivery (that is, other than by payment),  such delivery will be made for receipt on the due date in the manner customary for the relevant  obligation  unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)    Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,  (2) the condition  precedent that no Early  Termination  Date in respect of the relevant  Transaction  has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

                                        Copyright (C) 1992 by International Swap Dealers Association, Inc.

value of that which was (or would have been)  required to be delivered as of the originally  scheduled date for delivery,  in each case together with (to the extent  permitted under  applicable  law) interest,  in the currency,  of such amounts,  from (and including) the date such  amounts or  obligations  were or would have been  required  to have been paid or  performed  to (but  excluding)  such Early
Termination  Date, at the  Applicable  Rate.  Such amounts of interest will be  calculated  on the basis of daily  compounding  and the actual number of days elapsed.  The fair market value of any obligation referred to in clause (b) above shall be reasonably  determined by the party  obliged to make the  determination  under  Section  6(e) or, if each party is so obliged,  it shall be the average of the
Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                                                                           Wells Fargo Bank,
                                                                      not in its individual capacity but solely as trust
             Credit Suisse International                            administrator for Adjustable Rate Mortgage Trust 2006-2

By:________________________________________                       By:____________________________________________

     Name:                                                              Name:
     Title:                                                             Title:

By:_______________________________________

     Name:
     Title:

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